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                                                                   Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Quarterdeck Corporation


We consent to incorporation by reference in the registration statements (Nos. 33-96064, 333-04606 and 333-10269) on Form S-3, the registration statement (No. 33-98456) on Form S-4 and the registration statements (Nos. 33-43238, 33-89824, 333-01766, 333-04602, 333-26107 and 333-26105) on Form S-8 of Quarterdeck
Corporation of our report dated November 22, 1996, except as to the last paragraph of Note 13, which is as of December 19, 1996, relating to the consolidated balance sheets of Quarterdeck Corporation and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, and the related schedule, which report appears in the September 30, 1996 annual report on Form 10-K/A of Quarterdeck Corporation.


/s/  KPMG Peat Marwick LLP



Los Angeles, California
August 11 1997